Exhibit 1.2

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

DEBT SECURITIES

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

March 31, 2009

From time to time Ingersoll-Rand Global Holding Company Limited, a Bermuda company (the “Company”) and a wholly-owned direct subsidiary of Ingersoll-Rand Company Limited, a Bermuda company (“IR Limited”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (the Securities so specified being referred to herein as the “Designated Securities”). The Designated Securities will be guaranteed (the “Guarantee”) by IR Limited (in such capacity, the “Guarantor”). The Guarantor will also enter into the Pricing Agreement with respect thereto.

1. The terms and rights of the Designated Securities and the issuance thereof shall be specified in Schedule I to the applicable Pricing Agreement and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firm or firms designated as representative or representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). If no Representatives are designated in the Pricing Agreement, the term “Representatives” refers to the Underwriters. These Underwriting Agreement Standard Provisions shall not be construed as an obligation of the Company to sell or the Guarantor to guarantee any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities, the obligation of the Guarantor to issue the Guarantee and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter, and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement and Prospectus (each as defined below) with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designated to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each of the Underwriters, as of the date of each Pricing Agreement, that, except as disclosed in the Pricing Disclosure Package (as defined below) and the Prospectus:

(a) The Company, together with the Guarantor, has filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission (the “Rules and Regulations”), an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (File No. 333-152954) in respect of the Securities and the Guarantees not earlier than three years prior to the date of the applicable Pricing Agreement; such Registration Statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection by the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Guarantor. Such Registration Statement, as amended at the time such Registration Statement or part thereof became effective and at the time of any Pricing Agreement, in the form then filed with the Commission, including any documents incorporated by reference therein and any prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof that has not been superseded or modified, is or are hereinafter referred to as the “Registration Statement.” For purposes of the definition of “Registration Statement,” information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A, Rule 430B or Rule 430C shall be considered to be included in the Registration Statement as of the time specified in Rule 430A, Rule 430B or Rule 430C, as applicable. The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement is hereinafter referred to as the “Base Prospectus.” “Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement; the Preliminary Prospectus relating to the Designated Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; and the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, including the Base Prospectus, is hereinafter called the “Prospectus.” “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act. Any reference herein to the Registration Statement, Prospectus, Pricing Prospectus or Preliminary Prospectus shall be deemed to include all documents incorporated therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Act which have been filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the execution of the applicable Pricing Agreement. The “Effective Date” means the effective date of the Registration Statement with respect to the offering of the Designated Securities, as determined pursuant to Section 11 of the Act and Item 512 of Regulation S-K of the Rules and Regulations, as applicable;

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and on the Effective Date relating to the Securities, such Registration Statement conformed, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations, and the Registration Statement did not, and will not as of the applicable Effective Date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Pricing Agreement, on the date when filed and on each Closing Date (as defined below), the Registration Statement, and the Pricing Disclosure Package (as defined below) will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor each electronic roadshow used by the Company when taken together as a whole with the Pricing Disclosure Package and the Prospectus, and any further amendments or supplements thereto, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee (as named in the applicable Indenture, the “Trustee”); and, provided further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or to the Guarantor by an Underwriter through the Representatives expressly for use in the Pricing Disclosure Package;

(c) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus or in any amendments or supplements thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or to the Guarantor by an Underwriter through the Representatives expressly for use in the Pricing Prospectus and the Prospectus;

(d) For the purposes of this Agreement, the “Applicable Time” shall be the time specified in the relevant Pricing Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared pursuant to Section 6 hereof and any other information specified in the Pricing Agreement to be included in the Pricing Disclosure Package, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Annex II hereto complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby), does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or to the Guarantor by an Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus;

(e) Since the date as of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business and operations, financial position, stockholders’ equity or results of operations of IR Limited and its subsidiaries taken as a whole;

(f) The Company is duly incorporated and validly existing as a company in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which the nature of the business it transacts or the properties it owns or leases requires such qualification except where such failures to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole;

(g) The Guarantor is duly incorporated and validly existing as a company in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which the nature of the business it transacts or the properties it owns or leases requires such qualification except where such failures to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries taken as a whole;

(h) The Securities have been duly authorized by the Company, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect thereto and duly authenticated by the Trustee in accordance with the Indenture, such Designated Securities will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equity principles; the Indenture has been duly authorized, executed and delivered by the Company and is duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equity principles; this Agreement and the Pricing Agreement with respect to the Designated Securities has been duly authorized, executed and delivered by the Company; and the Securities, the Designated Securities, this Agreement, the Pricing Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(i) Each Guarantee has been duly authorized by the Guarantor, and, when such Guarantee endorsed on the related Designated Securities is executed by the Guarantor, and when such Designated Securities are issued, executed and delivered pursuant to this Agreement and the Pricing Agreement with respect thereto and duly authenticated by the Trustee in accordance with the Indenture and delivered and paid for by the Underwriters, such Guarantee will have been duly executed and issued by the Guarantor and will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equity principles; the Indenture has been duly authorized, executed and delivered by the Guarantor, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equity principles; this Agreement and the Pricing Agreement with respect to the Designated Securities has been duly authorized, executed and delivered by the Guarantor; and the Guarantee will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(j) The execution, delivery and performance by the Company and the Guarantor of the Designated Securities, the Indenture, the Guarantees and this Agreement and the Pricing Agreement with respect thereto, as applicable, the issue and sale of the Designated Securities, the compliance by the Company and the Guarantor with all of the provisions of the Designated Securities, the Indenture, the Guarantee and this Agreement and the Pricing Agreement with respect thereto, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party, or by which the Company or the Guarantor is or are bound, or to which any of the property or assets of the Company or the Guarantor is subject, nor will such action result in any violation of the provisions of the certificate of incorporation, memorandum of association or bye-laws of the Company or the certificate of incorporation, memorandum of association or the bye-laws of the Guarantor or any statute, order, rule, judgment or regulation (except for state securities or Blue Sky laws, rules and regulations, as to which neither the Company nor the Guarantor make any representation) of any court or governmental agency or body having jurisdiction over the Company or the Guarantor, or any of the properties of the Company or the Guarantor; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company or the Guarantor of the other transactions contemplated by the applicable Pricing Agreement or the Indenture except such as have been, or will have been prior to the Closing Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations and qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(k) Other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the best of the Company’s or the Guarantor’s knowledge, threatened to which the Company, the Guarantor or any of their respective subsidiaries, is a party or of which any property of the Company, the Guarantor or any of their respective subsidiaries is the subject, which if determined adversely to the Company or the Guarantor or any of their respective subsidiaries, as the case may be, individually or in the aggregate would reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of IR Limited and its subsidiaries taken as a whole;

(l) In order to ensure the legality, validity, enforceability and admissibility into evidence of this Agreement in Bermuda, it is not necessary that this Agreement or any other ancillary instrument or document be filed or recorded with any court or other authority in Bermuda or that any stamp, registration or similar tax be paid in Bermuda on or in respect of this Agreement or any such other ancillary document. Except as disclosed in the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Bermuda, all interest, principal, premium, if any, and other payments due or made on the Designated Securities made to holders thereof will not be subject to income, withholding or other taxes under laws and regulations of Bermuda, including any taxing authority thereof or therein, and such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda, including any taxing authority thereof or therein, and may be made without the necessity of obtaining any governmental authorization in Bermuda or taxing authority thereof or therein; and

(m) Neither the Company nor IR Limited, nor any of the subsidiaries of IR Limited listed in Annex IV hereto (collectively, the “Significant Subsidiaries”), is (i) in violation of its charter or bye-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or IR Limited is a party or by which the Company or IR Limited is bound or to which any of the property or assets of the Company or IR Limited is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of IR Limited and its subsidiaries taken as a whole.

3. IR Limited represents and warrants, and agrees with, each of the Underwriters, as of the date of each Pricing Agreement, that, except as disclosed in the Pricing Disclosure Package and the Prospectus:

(a) IR Limited maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by IR Limited’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; IR Limited has carried out evaluations of the effectiveness of its internal control over financial reporting as required by Rule 13a-15 under the Exchange Act and, as of date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, such internal control over financial reporting is effective, and IR Limited is not aware of any material weaknesses in its internal control over financial reporting;

(b) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in IR Limited’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, IR Limited’s internal control over financial reporting;

(c) IR Limited maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to IR Limited and its subsidiaries is made known to IR Limited’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective as of the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus; and since such date, there has been no change to IR Limited’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect IR Limited’s disclosure controls and procedures;

(d) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time IR Limited or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Designated Securities in reliance on the exemption of Rule 163 under the Act, IR Limited was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the date of the Pricing Agreement and at the earliest time after the filing of the Registration Statement that IR Limited or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Designated Securities, IR Limited was not an “ineligible issuer” as defined under Rule 405 under the Act;

(e) There is and has been no failure on the part of IR Limited or any of its directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”);

(f) Except as set forth in the Pricing Disclosure Package and the Prospectus, neither the Company nor IR Limited nor any Significant Subsidiary nor, to the knowledge of the Company and IR Limited, any director, officer, agent, employee or affiliate of the Company, IR Limited or any Significant Subsidiary, respectively, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, IR Limited and the Significant Subsidiaries, and, to the knowledge of the Company and IR Limited, their respective affiliates, have each conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(g) The operations of each of the Company, IR Limited and the Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping in all material respects and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, IR Limited or any Significant Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and IR Limited, threatened;

(h) Neither the Company nor IR Limited nor any Significant Subsidiary nor, to the knowledge of the Company and IR Limited, any respective director, officer, agent, employee or affiliate of the Company, IR Limited or any Significant Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); neither the Company nor IR Limited will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(i) (i) PricewaterhouseCoopers, who has certified certain financial statements of IR Limited and its subsidiaries, is an independent registered public accounting firm with respect to IR Limited and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, and (ii) Ernst & Young, who has certified certain financial statements of Trane Inc., a Delaware corporation, and its subsidiaries, was an independent registered public accounting firm with respect to Trane Inc. and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, through and including June 5, 2008, when IR Limited completed its acquisition of Trane Inc. and Trane Inc. became a wholly-owned subsidiary of IR Limited; and

(j) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Rules and Regulations, as applicable, and present fairly in all material respects (A) the financial position of (i) IR Limited and its subsidiaries, taken as a whole, and (ii) Trane Inc. and its subsidiaries, taken as a whole, in each case, as of the dates indicated, and (B) the results of operations and cash flows for the periods specified; in each case, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act, the Exchange Act and the Rules and Regulations, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4. The obligation of the Underwriters to purchase the Designated Securities will be evidenced by the applicable Pricing Agreement. Upon the execution of the applicable Pricing Agreement and the authorization by the Representatives of the release of the Designated

Securities, the several Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus. The Pricing Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Designated Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Designated Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions, any conversion provisions, and any sinking fund requirements. Unless otherwise specified in the Pricing Agreement or unless otherwise agreed to by the Underwriter or Underwriters designated in the Pricing Agreement as the Representative or Representatives, the Company and the Guarantor, payment of the purchase price for, and delivery of, any Designated Securities to be purchased by the Underwriters shall be made no later than 12:00 noon New York City time, on the third business day following the date of the Pricing Agreement (unless the Designated Securities are priced after 4:30 p.m. New York City time, in which case such payment and delivery will be made no later than 12:00 noon New York City time, on the fourth business day following the date of the Pricing Agreement), each such time and date for payment and delivery being referred to herein and in the Pricing Agreement as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Designated Securities sold pursuant to the offering.

5. Designated Securities to be purchased by each Underwriter in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the accounts of the Underwriters, against payment by such Underwriter or on its behalf of the purchase price therefor in the manner and in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing.

6. The Company and the Guarantor agree with the several Underwriters, and in relation to clause (i) of Section 6(i) and Section 6(l) below the Company and the Guarantor represent and agree with the several Underwriters, and in relation to clause (ii) of Section 6(i) below the several Underwriters represent and agree with the Company and the Guarantor, in connection with the offering of the applicable Designated Securities:

(a) To prepare the Prospectus in relation to the Designated Securities in a form not disapproved by the Representatives and to file such Prospectus with both the Registrar of Companies in Bermuda to the extent necessary, pursuant to Part III of the Companies Act 1981 of Bermuda and with the Commission pursuant to and in accordance with Rule 424(b) and Rules 430A, 430B and 430C not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement or, if applicable, such earlier time as may be required by Rule 424(b) or Rules 430A, 430B or 430C; and to file promptly all reports and any definitive proxy or information statements required to be filed by IR Limited with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities and to promptly advise the Representatives of any such filings; provided that the Representatives shall notify in writing the Guarantor promptly after the completion of the prospectus delivery period that such period has ended.

(b) To advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, Preliminary Prospectus or the Prospectus and to afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement;

(c) To advise the Representatives, promptly after it receives notice thereof, (i)(A) of the time when any amendment to the Registration Statement has been filed or become effective or any supplement to the Pricing Prospectus or the Prospectus has been filed, (B) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or (C) of the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information in relation to the offering of the Designated Securities; (ii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, and in the event of the issuance of any such stop order, or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; (iii) of the occurrence of any event, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities, as a result of which the Prospectus or the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or Pricing Disclosure Package is delivered to a purchaser, not misleading and forthwith prepare and, subject to paragraph (b) above, to file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus or Pricing Disclosure Package as may be necessary so that the statements in the Prospectus or Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances existing when the Prospectus is delivered to a Purchaser, be misleading; of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction; of the initiation or threatening of any proceeding for any such purpose; or (iv) of any notice of objection of the Commission to use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, and in the event of any such issuance of a notice of objection, to use its reasonable best efforts to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Designated Securities by the Underwriters;

(d) Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the Designated Securities for sale under the securities laws of such jurisdictions as the Representatives may reasonably designate and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities; provided that neither the Company nor the Guarantor will be required to qualify to do business in any jurisdiction where it is not now qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject;

(e) To furnish to the Representatives copies of the Registration Statement, including all exhibits (but excluding exhibits to any such exhibits), any related preliminary prospectus, any related preliminary prospectus supplement and all amendments and supplements to such documents and all documents incorporated by reference into such documents (to the extent not furnished pursuant to paragraph (f) below), in each case as soon as available, and copies of the Prospectus and all amendments and supplements to the Prospectus not later than 5:00 p.m., New York City time, one business day following the date thereof, or as soon thereafter as practicable, and, in each case, in such quantities as the Representatives reasonably request;

(f) During the period of three years after the date of the applicable Pricing Agreement, to furnish to the Representatives, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives as soon as available should they be unavailable for free on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, a copy of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and definitive proxy statement, each as filed with the Commission under the Exchange Act or mailed to shareholders, as applicable;

(g) Other than an offering of exchangeable senior notes of the Company sold pursuant to a pricing agreement dated on or about the date hereof, among the Company, IR Limited and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters, unless otherwise specified in the applicable Pricing Agreement, for a period beginning at the time of execution of such Pricing Agreement and ending on the Closing Date, to not offer or contract to sell or, except pursuant to a commitment entered into prior to the date of the Pricing Agreement, sell or otherwise dispose of any of its debt securities or any of the debt securities of the Guarantor having a maturity of more than one year from the date of issue without the prior written consent of the Representatives;

(h) To prepare a final term sheet containing solely a description of the Designated Securities, in form and substance approved by the Representatives, and to file, if required, such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; and to file promptly all other materials required to be filed by it with the Commission pursuant to Rule 433(d) under the Act;

(i) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to this Section 6, without the prior written consent of the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) Each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, other than one or more term sheets relating to the Designated Securities containing customary information, it has not made and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and

(iii) Any such “free writing prospectus” and any electronic road show, the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to this Section 6), is listed on Annex II hereto;

(j) It has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, or retention where required, and legending;

(k) If at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representatives and, if requested by the Representatives, to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which corrects such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or to the Guarantor by an Underwriter through the Representatives expressly for use therein; and

(l) If at any time prior to the filing of the Prospectus, the Pricing Disclosure Package includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading, or so that the Pricing Disclosure Package will comply with law; provided, however, that this agreement shall not apply to any statements or omissions in the Pricing Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company or to the Guarantor by an Underwriter through the Representatives expressly for use therein.

7. The Company and the Guarantor jointly and severally covenant and agree with the several Underwriters that the Company and the Guarantor will jointly and severally pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and accountants in connection with the registration of the Designated Securities and the Guarantee under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky survey and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 6(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority (FINRA) of the terms of the sale of the Designated Securities; (vi) the cost of preparing the Designated Securities and the Guarantee; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture, the Designated Securities and the Guarantee; (viii) any transfer taxes payable in connection with the initial sale of the Designated Securities to the Underwriters; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and in Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities and Guarantees by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the several Underwriters to purchase and pay for the Designated Securities will be subject to the accuracy of the representations and warranties herein on the part of the Company and the Guarantor as of the Applicable Time and as of the Closing Date; to the accuracy of the statements of the executive officers of the Company and the Guarantor made pursuant to the provisions hereof; to the performance by the Company and the Guarantor of their respective obligations hereunder; and to the following additional conditions precedent:

(a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) of this Agreement. The final term sheet contemplated by Section 6 hereof, and any other materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. If a post-effective amendment to the Registration Statement is required to be filed under the Act, such post-effective amendment shall have become effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been issued, or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission. No notice of objection of the Commission to the use of the Registration

Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received. No stop order suspending or preventing the use of any Prospectus or any Issuer Free Writing Prospectus shall have been instituted or threatened by the Commission;

(b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions and 10b-5 statements, dated the Closing Date, with respect to the validity of the Indenture, the Designated Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Appleby, Bermuda counsel for each of the Company and IR Limited, shall have furnished to the Representatives its written opinion, dated the Closing Date, to the effect that:

(i) Each of the Company and IR Limited is an exempted company incorporated with limited liability and existing under the laws of Bermuda. Each of the Company and IR Limited has been duly organised, is validly existing and in good standing under the laws of Bermuda, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

(ii) Each of the Company and IR Limited has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement, the Indenture and the applicable Pricing Agreement (collectively, the “Subject Agreements”) to which it is a party and to take all action as may be necessary to complete the transactions contemplated thereby;

(iii) The execution, delivery and performance by each of the Company and IR Limited of the Subject Agreements, the Designated Securities and the Guarantee, as applicable, and the consummation of the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of each of the Company and IR Limited. The execution, delivery and performance by each of the Company and IR Limited of the Subject Agreements, the Designated Securities and the Guarantee, as applicable, and the consummation of the transactions contemplated thereby, including the issue and sale of the Designated Securities by the Company and the issue of the Guarantee by IR Limited, do not and will not violate, conflict with or constitute a default under (i) any law, order, rule, decree, statute or regulation of Bermuda; (ii) in connection with this Agreement, the applicable supplemental Indenture and the applicable Pricing Agreement, the certificate of incorporation, memorandum of association and bye-laws of the Company and IR Limited, as applicable; or (iii) in connection with the Indenture dated August 12, 2008, the Company’s and IR Limited, the certificate of incorporation, memorandum of association, bye-laws and register of directors and officers for the Company and IR Global, respectively, as at August 12, 2008;

(iv) The Subject Agreements to which either of the Company and IR Limited is a party have been duly executed by each of the relevant Companies and each constitutes the legal, valid and binding obligations of each of the Company and IR Limited, as applicable, enforceable against such party in accordance with their terms;

(v) All necessary action required to be taken by the Company pursuant to Bermuda law has been taken by or on behalf of the Company and all the necessary authorizations and approvals of governmental authorities in Bermuda have been duly obtained, for the issue and sale by the Company of the Designated Securities and all necessary action required to be taken by IR Limited pursuant to Bermuda law has been taken by or on behalf of IR Limited and all necessary authorizations and approvals of governmental authorities in Bermuda have been duly obtained, for the issue by IR Limited of the Guarantee;

(vi) When issued and paid for and when executed, delivered and authenticated pursuant to and in accordance with the terms of the Subject Agreements and the resolutions of the board of directors of the Company, the Designated Securities will be validly issued and will constitute valid and binding obligations of the Company;

(vii) When issued and when executed, delivered and authenticated pursuant to and in accordance with the terms of the Subject Agreements, the Guarantee and the resolutions of the board of directors of IR Limited, the Guarantee will be validly issued and will constitute the valid and binding obligations of IR Limited;

(viii) Subject as provided in this paragraph, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company or IR Limited in connection with the execution, delivery or performance by the Company and IR Limited of the Subject Agreements to which either is a party or the consummation of the transactions contemplated thereby, including the issue and sale of the Designated Securities and the issue of the Guarantee, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company and IR Limited, as applicable, of the Subject Agreements, except that the permission of the Bermuda Monetary Authority is required and has been granted for the issue of the Designated Securities pursuant to the notice to the public dated June 1, 2005 granted by the Bermuda Monetary Authority under the Exchange Control Act 1972 and the Exchange Control Regulations 1973; and the Prospectus must be filed with the Registrar of Companies in Bermuda pursuant to and in accordance with Part III of the Bermuda Companies Act 1981, as soon as reasonably practicable after publication of the Prospectus and must be accompanied by a filing fee of $78.00;

(ix) The transactions contemplated by the Subject Agreements are not subject to any currency deposit or reserve requirements in Bermuda. Each of the Company and IR Limited has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company and IR Limited, which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by each of the Company and IR Limited of their respective obligations under the Subject Agreements;

(x) Each of the Company and IR Limited has received an assurance from the Ministry of Finance granting an exemption, until March 28, 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to either of the Company or IR Limited. There are, subject as otherwise provided in paragraph (viii) of this Section 8(c), no Bermuda income or other taxes, stamp or documentary taxes, duties, recording, transfer or other tax or similar charges now due, by withholding or otherwise, or which could in the future become due, by withholding or otherwise, in connection with the execution, delivery, performance or enforcement of the Subject Agreements or the transactions contemplated thereby, including the issue, sale and delivery of the Designated Securities and the issue and delivery of the Guarantee, or in connection with the admissibility in evidence thereof and the Companies are not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder;

(xi) Under Bermuda law, the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of the Subject Agreements to which they are a party or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters or the Representatives be authorized, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of the Subject Agreements;

(xii) The financial obligations of each of the Company and IR Limited under the Subject Agreements rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company or IR Limited, as applicable, other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application, as described below:

Competing priorities between creditors of an insolvent company which is a company in liquidation in Bermuda are generally determined in the following order:

1.	claims of secured creditors under fixed charges rank first in priority;

2.	where Section 33(3) of the Employment Act 2000 applies, on the winding up of a company or the appointment of a receiver of a company, the claim of an employee of that company to wages and other payments due under his contract of employment or under the Employment Act 2000 rank second in priority;

3.	pursuant to Section 236 of the Companies Act 1981, claims by creditors in respect of taxes owing to the Bermuda government and rates owing to any municipality, as well as, to the extent not within 2 above, specified wages accrued and unpaid, holiday remuneration and amounts due under the Contributory Pensions Act 1970 and the Workmen’s Compensation Act 1965, will rank third in priority;

4.	claims of secured creditors under floating charges rank fourth in priority;

5.	claims by unsecured creditors rank fifth in priority; and

6.	claims in the nature of capital claims (generally the claims of shareholders) or subordinated claims rank last and, amongst themselves, in accordance with the bye-laws of the Company or IR Limited or any shareholders agreement of the Company or IR Limited or the terms of any subordination agreement in the liquidation.

On the winding up of a pension plan maintained by a company which is in liquidation, under the National Pension Scheme (Occupational Pensions) Act 1998 as amended, the property or proceeds of sale of any property seized or sold in pursuance of a court order as provided in the statute, will not be distributed to a secured creditor until contributions due from the employer have been provided for;

(xiii) The choice of the laws of the State of New York as the proper law to govern the Subject Agreements, the Designated Securities and the Guarantee is a valid choice of law under Bermuda law and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of such agreements in proceedings brought before them in relation to such agreements, provided that (A) the point is specifically pleaded; (B) such choice of law is valid and binding under the laws of the State of New York; and (C) recognition would not be contrary to public policy as that term is understood under Bermuda law;

(xiv) The submission by each of the Company and IR Limited to the jurisdiction of the courts of the State of New York pursuant to the Subject Agreements is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the courts of the State of New York, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York;

(xv) The appointment of Ingersoll-Rand Company, as the agent for the receipt of any service of process in respect of any proceeding instituted in a New York Court in connection with any matter arising out of or in connection with the Subject Agreements, the Designated Securities or the Guarantee is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York;

(xvi) A final and conclusive judgment of a competent foreign court against any of the Companies based upon the Subject Agreements (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of the State of New York or the federal courts of the United States of America) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgement of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

1.	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

2.	the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation;

(xvii) Neither the Company or IR Limited nor any of their assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Subject Agreements;

(xviii) Based solely upon the entries and filings shown in respect of each of the Company and IR Limited on the file of such party maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search thereof, and the entries and filings shown in respect of each of the Company and IR Limited in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search therof:

1.	no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting either of the Company or IR Limited; and

2.	no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up either of the Company or IR Limited or application to reorganize their affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court;

(xix) The statements in the Pricing Prospectus and the Prospectus under the captions “Certain Tax Considerations,” “Description of Authorized Share Capital”, “About This Prospectus Supplement” and “Service of Process and Enforcement of Liabilities” and under the risk factors titled “Federal and state laws and Bermuda and Irish law allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors”, “We are incorporated in Bermuda, and a substantial portion of our assets are located outside the United States. As a result, you may not be able to enforce civil liability provisions of the federal or state securities laws of the United States” and “The Ministry of Finance in Bermuda has granted a tax assurance to IR Global under the Exempted Undertakings Tax Protection Act, 1996, which expires in 2016” and in the statements contained in the annual report of IR Limited on Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors – Risks Relating to our Reorganization as a Bermuda Company”, which is incorporated by reference into the Registration Statement, in so far as such statements constitute a summary of the matters of Bermuda law referred to therein, fairly and accurately represent such legal matters in all material respects;

(xx) Under Bermuda law, other than as agreed to by contract entered into by such holder, no personal liability will attach to the holders of the Designated Securities, merely by virtue of the fact that they hold the Designated Securities; and

(xxi) As a matter of general principle, Bermuda law does not restrict the transferability of the Designated Securities provided any such transfer is made in accordance with the terms and conditions of the Pricing Prospectus, the Prospectus, the Registration Statement, the Resolutions, the certificate of incorporation, memorandum of association and bye-laws of the Company, and the Subject Agreements.

(d) Patricia Nachtigal, Esq., Senior Vice President and General Counsel of each of the Company and the Guarantor shall have furnished to the Representatives her written opinion, dated the Closing Date, to the effect that:

(i) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or IR Limited, or any of their respective subsidiaries, is a party or of which any property of the Company or IR Limited, or any of their respective subsidiaries, is the subject, other than as set forth in the Pricing Disclosure Package and the Prospectus and other than litigation incident to the kind of business conducted by the Company or IR Limited, as the case may be, and its subsidiaries which, if determined adversely to the Company or IR Limited, or any of their respective subsidiaries, individually and in the aggregate is not material to the Company or IR Limited, or any of their respective subsidiaries, in each case taken as a whole; and to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(ii) The execution, issue and sale of the Designated Securities and the execution of and compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or IR Limited or any Significant Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is material to IR Limited and its subsidiaries taken as a whole and is known to such counsel to which the Company or IR Limited or any Significant Subsidiary is a party or by which the Company or IR Limited or any Significant Subsidiary is bound or to which any of the property or assets of the Company or IR Limited or any Significant Subsidiary is subject, nor will such action result in any violation of any statute or any order, rule or regulation known to such counsel of any federal or New York governmental agency or body or, to such counsel’s knowledge, any federal or New York court; and no consent, approval, authorization, order, registration or qualification of or with any such federal or New York governmental agency or body or any federal or New York court is required for the issue and sale of the Designated Securities by the Company and the compliance by the Company with all of the provisions of this Agreement, the Pricing Agreement with respect to the Designated Securities and the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(iii) The issue of the Guarantee and the compliance by IR Limited with all of the provisions of the Guarantee, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or IR Limited or any Significant Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is material to IR Limited and its subsidiaries taken as a whole and is known to such counsel to which the Company or IR Limited or any Significant Subsidiary is a party or by which the Company or IR Limited or any Significant Subsidiary is bound or to which any of the property or assets of the Company or IR Limited or any Significant Subsidiary is subject, nor will such action result in any violation of any statute or any order, rule or regulation known to such counsel of any federal or New York governmental agency or body or, to such counsel’s knowledge, any federal or New York court; and no consent, approval, authorization, order, registration or qualification of or with any such federal or New York governmental agency or body or any federal or New York court is required for the issue of the Guarantee by IR Limited and the compliance by IR Limited with all of the provisions of this Agreement, the Pricing Agreement with respect to the Designated Securities and the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations; and

(v) Such counsel has no reason to believe that (a) any part of such Registration Statement or statements, when such part became effective, or any amendment thereto, when such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date or as of the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or any related schedules or other financial data contained in the Registration Statement, the Pricing Prospectus or the Prospectus.

(e) Simpson Thacher & Bartlett LLP, counsel for each of the Company and IR Limited, shall have furnished to the Representatives a written opinion, dated the Closing Date, to the effect that:

(i) Assuming the due authentication of the Designated Securities by the Trustee, and upon payment and delivery in accordance with this Agreement and the applicable Pricing Agreement, the Designated Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ii) Assuming the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of each of the Company and IR Limited, enforceable against each of the Company and IR Limited in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) Assuming the due authentication of the Designated Securities by the Trustee, and upon payment for and delivery of the Designated Securities in accordance with this Agreement and the applicable Pricing Agreement, the Guarantee will constitute a valid and legally binding obligation of IR Limited, enforceable against IR Limited in accordance with its terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) The Indenture has been duly qualified under the Trust Indenture Act;

(v) The issue and sale of the Designated Securities by the Company, the issue of the Guarantee by IR Limited, the execution, delivery and performance by the Company and IR Limited of this Agreement and the Pricing Agreement with respect to the Designated Securities and the execution and delivery of the Indenture by the Company and IR Limited will not result in any violation of any federal or New York State statute or any rule or regulation that has been issued pursuant to any federal or New York State statute or any order known to such counsel issued pursuant to any federal or New York State statute by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(vi) No consent, approval, authorization, order, registration or qualification of or with any such federal or New York governmental agency or body or, to such counsel’s knowledge, any federal or New York court is required for the issue and sale of the Designated Securities by the Company, the issue of the Guarantee by IR Limited and the compliance by the Company and IR Limited with all the provisions of this Agreement, the Pricing Agreement and the Indenture, except for the registration under the Act of the Designated Securities and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(vii) The statements contained in the Pricing Prospectus and the Prospectus under the captions “Description of the Senior Debt Securities” and “Description of Notes,” insofar as they purport to constitute summaries of certain terms of the Designated Securities, constitute accurate summaries of the terms of such Designated Securities in all material respects;

(viii) The statements contained in the Pricing Prospectus and the Prospectus under the caption “Certain Tax Considerations—United States Federal Income Tax Considerations—Consequences to United States Holders—Debt Securities,” and “—Consequences to Non-United States Holders,” which include, for the avoidance of doubt, the statements contained under the caption “Certain Tax Considerations—United States Federal Income Tax Considerations” and above the caption “—Consequences to United States Holders,” and in the Pricing Prospectus and the Prospectus in the last sentence under the caption “Description of Notes—Additional Amounts,” and the first two paragraphs under the caption “Description of Notes—Tax Considerations” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(ix) The Registration Statement has become effective under the Act; the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date of this Agreement; the Prospectus has been filed with the Commission pursuant to Rule 424(b)(2) under the Act; to such counsel’s knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or is threatened by the Commission, (ii) no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company and (iii) no stop order suspending or preventing the use of any prospectus or any Issuer Free Writing Prospectus has been issued and, to our knowledge, no proceeding for such purpose has been instituted or is threatened by the Commission;

(x) Each of the Registration Statement, as of the date the Registration Statement first became effective under the Act, and the Prospectus, as of the date of the Pricing Agreement, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Act and the Rules and Regulations, except that in each case such counsel expresses no view with respect to the financial statements or other financial data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement or the Prospectus;

(xi) Nothing has come to such counsel’s attention that causes such counsel to believe that (a) the Registration Statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements or other financial data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus; and

(xii) Neither the Company nor IR Limited is and, after giving effect to the offering and sale of the Designated Securities and the application of proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(f) The Trustee shall have furnished to the Representatives a certificate, dated the Closing Date, as to its due authorization, execution and delivery of the Indenture and its due authentication of the Designated Securities;

(g) On each of (i) the date of this Agreement, (ii) the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) the Closing Date, the independent accountants who have certified the financial statements of IR Limited and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated as of the applicable date, of the type described in the American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 72, covering such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date;

(h) On each of (i) the date of this Agreement, (ii) the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) the Closing Date, the independent accountants who have certified the financial statements of Trane Inc. and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated as of the applicable date, of the type described in the American Institute of

Certified Public Accountants’ Statement on Auditing Standards No. 72, covering such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date;

(i) Since the date as of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, no event shall have occurred which should have been set forth in an amendment to the Registration Statement or a supplement to the Pricing Prospectus but which has not been so set forth, and since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change or any development involving a prospective change in or affecting the business and operations, financial position, stockholders’ equity or results of operations of IR Limited and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus;

(j) Subsequent to the date of the applicable Pricing Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc.; (ii) a suspension in trading in the securities of IR Limited on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) a material disruption in securities settlement or clearance services; or (v) the outbreak or material escalation of hostilities involving the United States or the declaration, on or after the date hereof, by the United States of a national emergency or war if the effect of any such event specified in this clause (v) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus;

(k) The Company and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Closing Date a certificate or certificates (i) of executive officers of each of the Company and the Guarantor who have specific knowledge of such party’s financial matters as to the accuracy of the representations and warranties herein of the Company or the Guarantor, as the case may be, at and as of the Closing Date, as to the performance by the Company or the Guarantor, as the case may be, of all of their respective obligations hereunder to be performed at or prior to the Closing Date, and as to the matters set forth in subsections (a) and (i) of this Section 8, and (ii) as to such other matters as the Representatives may reasonably request; and

(l) Subsequent to the execution of the applicable Pricing Agreement, (i) there shall not have been any decrease in the ratings of any of the debt securities of the Company or the Guarantor by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation and (ii) neither Moody’s Investors Service, Inc. nor Standard & Poor’s

Corporation shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any of the debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading).

9. (a) The Company and the Guarantor will jointly and severally indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the applicable Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, otherwise than as a result of a breach by any Underwriter of Section 6(i)(ii) herein, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company and the Guarantor, the directors of each such party, the officers of each such party who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the applicable Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate (whether or not such representation by the same counsel has been proposed) under applicable standards of professional conduct due to actual or potential differing interests or defenses between them, the indemnified party or parties shall have the right to select separate counsel or participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action, unless the indemnified parties shall have been advised in writing by its counsel that representation of such indemnified parties by the same counsel would be inappropriate (whether or not such representation by the same counsel has been proposed) under applicable standards of professional conduct due to actual or potential differing interests or defenses between them). No indemnifying party will (i) without the prior written consent of each of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, together on the one hand, and the Underwriters, on the other hand, from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor, together on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, together on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, together on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company and the Guarantor may otherwise have; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have.

10. (a) If any Underwriter shall default in its obligations to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion arrange for any Underwriter or Underwriters or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company and the Guarantor shall be entitled to a further period of, in the aggregate, thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Guarantor that the Representatives have so arranged for the purchase of such Designated Securities, or either of the Company or the Guarantor notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives, the Company and the Guarantor shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes that may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and each of the Company and the Guarantor agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10(a) with like effect as if such person had originally been a party to this Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangement for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of such Designated Securities which such Underwriter agreed to purchase hereunder) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters as provided in subsection (a) above the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of Designated Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any nondefaulting Underwriter, the Company and the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 and Section 12 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, or the Guarantor or any respective officer or director or controlling person of the Guarantor, and shall survive delivery of, and payment for, the Designated Securities.

12. If the applicable Pricing Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Guarantor shall then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Section 7 and Section 9 hereof; but if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantor will jointly and severally reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company and the Guarantor shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 7 and Section 9 hereof.

13. (a) In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

(b) All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representatives as set forth in the applicable Pricing Agreement; if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Vice President and Treasurer, with a copy to: Senior Vice President and General Counsel; if to the Guarantor shall be sufficient in all respects if delivered or sent by registered mail to the address of the Guarantor set forth in the Registration Statement, Attention: Vice President and Treasurer, with a copy to: Senior Vice President and General Counsel.

(c) The Company acknowledges and agrees that the purchase and sale of Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other. The Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter are advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and have not undertaken any obligation to the Company except the obligations expressly set forth in this Agreement. The Company and the Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantor with respect thereto.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantor and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company, the Guarantor and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence in connection with each Pricing Agreement.

16. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein; each of the Company and the Guarantor agrees that any suit, action or proceeding against it brought by any Underwriter, the affiliates, directors, officers and employees of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court located in the State of New York, County of New York (each a “New York Court”), and waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and IR Limited has appointed Ingersoll-Rand Company as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the affiliates, directors, officers and employees of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and IR Limited agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or IR Limited, as applicable. To the extent that the Company or IR Limited has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Bermuda or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other documents or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the full extent permitted by law. The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

17. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as Issuer

By:	/s/ David S. Kuhl

INGERSOLL-RAND COMPANY LIMITED, as Guarantor

By:	/s/ Barbara A. Santoro

By:	/s/ Patricia Nachtigal

Signature Page — Underwriting Agreement

Accepted as of the date hereof

on behalf of each of the Underwriters:

CREDIT SUISSE SECURITIES (USA) LLC,

By:	/s/ Orlando Knauss
Name: Orlando Knauss
Title: Managing Director

GOLDMAN, SACHS & CO.,

By:	/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

J.P. MORGAN SECURITIES INC.,

By:	/s/ Maria Sramek
Name: Maria Sramek
Title: Executive Director

Signature Page — Underwriting Agreement

ANNEX I

FORM OF PRICING AGREEMENT

[INSERT NAMES],

As Representatives of the several Underwriters named in Schedule I hereto,

Insert Address

                                 , 20

Dear Sirs:

Ingersoll-Rand Global Holding Company Limited (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions dated as of                                  , 2009 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). The Designated Securities will be guaranteed (the “Guarantee”) to the extent and as provided in the Indenture. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 and Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission. Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as Issuer

By:

INGERSOLL-RAND COMPANY LIMITED, as Guarantor

By:

By:

Signature Page — Pricing Agreement

2

Accepted as of the date hereof

on behalf of each of the Underwriters:

CREDIT SUISSE SECURITIES (USA) LLC,

By:
Name:
Title:

GOLDMAN, SACHS & CO.,

By:
(GOLDMAN, SACHS & CO.)

J.P. MORGAN SECURITIES INC.,

By:
Name:
Title:

Signature Page — Pricing Agreement

3

SCHEDULE I

TO THE FORM OF PRICING AGREEMENT

Underwriter	Principal Amount of Designated Securities to be Purchased
[Name of Underwriters]	$	[	•]
Total	$	[	•]

SCHEDULE II

TO THE FORM OF PRICING AGREEMENT

TITLE OF DESIGNATED SECURITIES

[ %] [Floating Rate] [Zero Coupon] [Notes] [due]

AGGREGATE PRINCIPAL AMOUNT:

[U.S.] $

PRICE TO PUBLIC:

% of the principal amount of the Designated Securities, plus accrued interest, if any, from                  to                  [and accrued amortization, if any, from              to             ]

PURCHASE PRICE BY UNDERWRITERS:

% of the principal amount of the Designated Securities, plus accrued interest, if any, from                  to                  [and accrued amortization, if any, from              to             ]

METHOD AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

[same day] [next day] funds; [certificated] [book-entry] form

GUARANTOR:

Ingersoll-Rand Company Limited, a Bermuda company

INDENTURE:

Indenture, dated as of August 12, 2008, as supplemented, between the Company, the Guarantor[s] and Wells Fargo Bank, N.A., as Trustee

APPLICABLE TIME:

MATURITY:

INTEREST RATE:

[ %] [zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

[months and dates]

REDEMPTION PROVISIONS:

[No provisions for redemption]

[The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company [or the Guarantor] in the amount of $ or an integral multiple thereof, on or after , at the following redemption price (expressed in percentages of principal amount).] If [redeemed on or before , %, and if redeemed during the 12-month period beginning

Year	Redemption Price
____________	__________________

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[On any interest payment date falling on or after                ,                , at the election of the Company [or the Guarantor] at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[Other possible redemption provisions, such as make-whole provision mandatory redemption upon occurrence of certain events or redemption for changes in tax law.]

[Restriction on refunding]

CONVERSION PROVISIONS:

[No provisions for conversion] [If securities are convertible, insert applicable conversion provisions]

PUT PROVISIONS:

[No provisions for right to put] [If securities have put rights, insert applicable provisions]

SINKING FUND PROVISIONS:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire $             principal amount of Designated Securities on             in each of the years             through at 100% of their principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company [or the Guarantor] to retire an additional $             principal amount of Designated Securities in the years             through at 100% of their principal amount plus accrued interest].

[If Securities are extendable debt Securities, insert —

2

EXTENDABLE PROVISIONS:

Securities are repayable on            , [insert date and years ], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be            %, and thereafter annual interest rate will be adjusted on            , and to a rate not less than            % of the effective annual interest rate on U.S. Treasury obligations with             -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Securities are Floating Rate debt Securities, insert —

FLOATING RATE PROVISIONS:

Initial annual interest rate will be             % through              [and thereafter will be adjusted [            ] [on each            ,            ] [, and to an annual rate of % above the average rate for -year [insert period of time] [securities] [certificates of deposit] by and [insert names of banks].] [and the annual interest rate [thereafter] [from             through            ] will be the interest yield equivalent of the weekly average per annum market discount rate for             - month Treasury bills plus         % of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for             -month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for -month Treasury bills); [from and thereafter the rate will be the then current interest yield equivalent plus         % of Interest Differential].]

ADDITIONAL INFORMATION IN PRICING DISCLOSURE PACKAGE:

TIME OF DELIVERY:

CLOSING LOCATION:

NAME AND ADDRESSES OF REPRESENTATIVE:

Designated Representatives:

Address for Notice; etc.:

[OTHER TERMS]:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

3

ANNEX II

(a)	Issuer Free Writing Prospectus not included in the Pricing Disclosure Package:

Free Writing Prospectus filed by the Company pursuant to Rule 433 of the Act on March 30, 2009.

(b)	Additional Documents Incorporated by Reference:

None.

(c)	Final Term Sheet, attached as Annex III hereto.

ANNEX III

Pricing Term Sheet

Ingersoll-Rand Global Holding Company Limited

Offering of

$655 million aggregate principal amount of

9.500% Senior Notes due 2014

Fully and unconditionally guaranteed by

Ingersoll-Rand Company Limited

(the “Senior Notes Offering”)

The information in this pricing term sheet relates only to the Senior Notes Offering and should be read together with (i) the preliminary prospectus supplement dated March 31, 2009, including the documents incorporated by reference therein (the “preliminary prospectus supplement”), and (ii) the related base prospectus dated August 12, 2008, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-152954 and 333-152954-01.

Issuer:	Ingersoll-Rand Global Holding Company Limited

Guarantor:	Ingersoll-Rand Company Limited

Ratings:	Baa1/BBB+ (Negative/Negative)

Size:	$655 million

Maturity:	April 15, 2014

Benchmark Treasury:	1.750% due March 31, 2014

Benchmark Treasury Price and Yield:	100-13 + 1.662%

Spread to Benchmark Treasury:	T+783.8 bps

Yield to maturity:	9.500%

Price:	99.992% of face amount

Coupon:	9.500%

Interest Payment Dates:	April 15 and October 15, beginning October 15, 2009

Record Dates:	April 1 and October 1

Redemption Provisions:	Make-whole call at T + 50bps Change of control put at 101%

Settlement:	T+3; April 3, 2009

CUSIP:	45687AAE2

ISIN:	US45687AAE29

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at

www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

This communication should be read in conjunction with the preliminary prospectus supplement dated March 31, 2009 and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX IV

SIGNIFICANT SUBSIDIARIES

Ingersoll-Rand European Sales Limited

Ingersoll-Rand International Limited

Thermo King Ireland Limited

Ingersoll-Rand Company

Club Car Inc.

Hussmann Corporation

Thermo King Corporation

Schlage Lock Company LLC

Von Duprin LLC

Trane US Inc.

Trane International Inc.

Trane Holding Co. (Canada)

Trane GP Inc. (Canada)

Trane Canada LP

Trane Canada Co.

Trane Inc. of Delaware

Trane SA (Switzerland)

Trane LP Bermuda

Trane Holdings BV (NL)

Trane BVBA (Belgium)

Trane Holdings BV NL